Exhibit 21.1

List of Subsidiaries of Highland Hospitality Corporation

HHC GP Corporation

Highland Hospitality, L.P.

HHC TRS Holding Corporation

HHC Texas GP LLC

HH Texas Hotel Associates, L.P.

HH DFW Hotel Associates, L.P.

HH LC Portfolio LLC

Portsmouth One LLC

Portsmouth Two LLC

Portsmouth Hotel Associates LLC

HH Tampa Westshore LLC

HH Savannah LLC

HH Baltimore Holdings LLC

HH Baltimore LLC

HH FP Portfolio Holding LLC

HH FP Portfolio LLC

HH Denver LLC

HH Mexico Holding LLC

HH Mexico LLC

HHC TRS LC Portfolio LLC

HHC TRS Portsmouth LLC

HHC TRS Tampa LLC

HHC TRS Savannah LLC

HHC TRS Baltimore LLC

HHC TRS FP Portfolio Holding LLC

HHC TRS FP Portfolio LLC

HHC TRS OP LLC

HHC TRS Mexico Holding One LLC

HHC TRS Mexico Holding Two LLC

HHC TRS Mexico S. de R.L. de C.V.